Exhibit 3.3
AMENDED AND RESTATED
BYLAWS
OF
NEWBRIDGE BANCORP
ADOPTED BY THE BOARD OF DIRECTORS ON AUGUST 17, 2004
AND AMENDED ON JULY 23, 2008
(With Identified Bylaw Approved By The Shareholders)

AMENDED AND RESTATED
BYLAWS
OF
NEWBRIDGE BANCORP
Offices
     Principal and Registered Office. The principal office of the Corporation shall be located at 1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina, which shall also be the registered office of the Corporation.
     Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine.
Meetings of Shareholders
     Place of Meeting. Meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting.
     Annual Meeting. The annual meeting of shareholders shall be held at such time as shall be set by the Board of Directors on a specific date in the second and third quarter of each year, for the purpose of electing directors of the Corporation and the transaction of such other business as may be properly brought before the meeting in accordance with these Bylaws. To be properly brought before an annual meeting, business must be (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a shareholder entitled to vote at the meeting, in compliance with the procedure set forth in this Section 2. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be in writing and delivered or mailed to and received by the Secretary not less than sixty (60) days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual shareholders’ meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address as they appear on the Corporation’s books of the shareholder proposing such business, (iii) the class, series, and number of the Corporation’s shares that are owned of record and beneficially by such shareholder, and (iv) any material interest of such shareholder in such business. No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2; provided, however, that nothing in this Section 2 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting and provided further that this Section 2 shall not apply to the nomination of directors by shareholders, which is governed by Article 3, Section 6 of these Bylaws. In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 2, the

Chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the foregoing procedures, and, if the Chairman shall so determine, the Chairman shall so declare to the shareholders present at the meeting and any such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2 regarding shareholder proposals and the provisions of Article 3, Section 6 regarding nominations of directors, a shareholder shall also comply with all applicable requirements of state law and of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section 2 and Article 3, Section 6.
     Substitute Annual Meeting. If the annual meeting of shareholders is not held within the period designated by these Bylaws, a substitute annual meeting may be called in accordance with Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting of shareholders.
     Special Meetings. Special meetings of the shareholders may be called at any time by the President or the Board of Directors.
     Notice of Meetings. At least ten (10) and no more than sixty (60) days prior to any annual or special meeting of shareholders, the Corporation shall notify shareholders of the date, time and place of the meeting and, in the case of a special or substitute annual meeting or where otherwise required by law, shall briefly describe the purpose or purposes of the meeting. Only business within the purpose or purposes described in the notice may be taken at a special meeting. Unless otherwise required by the Articles of Incorporation or by law, the Corporation shall be required to give notice only to shareholders entitled to vote at the meeting. If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice thereof need not be given if the new date, time or place is announced at the meeting before adjournment; provided, however, that notice must be given if such meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting or if a new record date is otherwise fixed for the adjourned meeting. If a new record date for the adjourned meeting is fixed pursuant to Article 7, Section 5 hereof, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. It shall be the primary responsibility of the Secretary to give the notice, but notice may be given by or at the direction of the Chief Executive Officer or other person or persons calling the meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail with postage then prepaid, correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.
     Quorum. A majority of the votes entitled to be cast by a voting group on a matter, represented in person or by proxy at a meeting of shareholders, shall constitute a quorum for that voting group for any action on that matter, unless the Articles of Incorporation provide otherwise or other quorum requirements are fixed by law, including by a court of competent jurisdiction acting pursuant to Section 55-7-03 of the General Statutes of North Carolina. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Action may be taken by a voting group at any meeting at which a quorum of that voting group is represented, regardless of whether action is taken at that meeting by any other voting group. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn.
     Conduct of Business. The Chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as determined by the Chairman to be appropriate. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

     Shareholders’ List. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders that are entitled to notice of the shareholders’ meeting. The list shall be arranged by voting group, if any (and within each voting group by class or series of shares), and shall show the address of and number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, personally or by or with his or her representative, at any time during regular business hours, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, personally or by or with his or her representative, at any time during the meeting or any adjournment thereof.
     Voting of Shares.
     (a) Except as otherwise provided in the Articles of Incorporation or these Bylaws, each outstanding share of voting capital stock of the Corporation shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of the shareholders. Shares may be voted (i) in person, (ii) over the internet, (iii) by telephone or (iv) by one or more proxies (subject to Section 10 of this Article 2). Notwithstanding the foregoing, the Board of Directors may, in their discretion, decide for any shareholder meeting not to permit voting over the internet or by telephone. Action on a matter (other than the election of directors) by a voting group for which a quorum is present is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number if required by law or by the Articles of Incorporation. Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by a second Corporation, domestic or foreign, and the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second Corporation, except that this provision shall not limit the power of the Corporation to vote shares held by it or a subsidiary thereof in a fiduciary capacity.
     (b) In the case of election of directors, those nominees who receive a majority of the votes cast by the shares entitled to vote in such election shall be deemed to have been elected as directors; provided, however, that in the event two or more nominees are presented for election to the same directorship, the nominee receiving a plurality of the votes cast by the shares entitled to vote in the election of a nominee to such directorship shall be deemed elected to the directorship.
     Proxies. Shares may be voted by one (1) or more proxies authorized by a written appointment of proxy signed by the shareholder or the shareholder’s duly authorized attorney-in-fact. In addition, proxies may be appointed in the form of (a) a photocopy, telegram, cablegram, facsimile or equivalent reproduction, (b) an electronic record that bears the shareholder’s electronic signature and that may be directly reproduced in paper form by an automated process, and (c) any kind of telephonic transmission authorized by the Board of Directors, even if not accompanied by written communication, under circumstances or together with information from which the Corporation can reasonably determine that the appointment was made or authorized by the shareholder. An appointment of proxy is valid for eleven (11) months from the date of its execution, unless a different period is expressly provided in the appointment form.

Board of Directors
     General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by the Articles of Incorporation of the Corporation or by applicable law.
     Number, Term and Qualification.
     The number of directors of the Corporation shall consist of not less than nine (9) nor more than thirty (30), the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors, which number shall be stated in the notice of the meeting of shareholders, or by resolution of the shareholders at any meeting thereof. Directors need not be residents of the State of North Carolina. No person other than an incumbent director or a person appointed or to be appointed to the Board of Directors in connection with a merger transaction with the Corporation will be eligible to stand for election as a director after the person shall have attained the age of sixty-five (65), and no incumbent director or other appointed person will be eligible to stand for reelection as a director after he or she shall have attained the age of seventy (70). A director who attains the age of seventy (70) shall retire from the Board at the end of the term for which the director was elected.
     Except as otherwise provided below to transition the Board of Directors from the staggered classes existing prior to the 2007 annual meeting of shareholders, the Board of Directors shall be composed of one (1) class. Each director shall serve for a term ending on the date of the annual meeting of shareholders following the annual meeting at which such director was elected or the director’s earlier death, resignation, disqualification or removal. In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of the director’s current term or the director’s earlier death, resignation, disqualification or removal. In the event of the death, resignation, removal or disqualification of a director during the director’s elected term of office, the Board of Directors or, subject to the provisions of these Bylaws and applicable law, the shareholders, may appoint the director’s successor, who shall serve until the next annual shareholders’ meeting at which directors are elected. Notwithstanding the foregoing, in the event that preferred stock of the Corporation is issued and if the Articles of Incorporation so provide, the holders of the preferred stock or the Corporation may increase the Board of Directors within the range set forth by these Bylaws by additional directors to serve as provided in the Articles of Incorporation. Should a vacancy occur among such directors elected by the preferred shareholders, such vacancy shall be filled, until the next election of directors, by such shareholders or by the affirmative vote of the majority of the remaining directors elected by such shareholders. At the 2007 annual meeting of shareholders, each director whose term expires at that meeting shall be elected for a term expiring at the 2010 annual meeting of shareholders; any director whose term expires at the 2008 annual meeting of shareholders shall be elected for a term expiring at the 2009 annual meeting; at the 2009 annual meeting of shareholders, each director whose term expires at that meeting shall be elected for a term expiring at the 2010 annual meeting of shareholders; and at each annual meeting of shareholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of shareholders. [Subsection (b) approved by the shareholders on July 25, 2007].
     Removal. Except as otherwise provided in the Articles of Incorporation or these Bylaws, any director may be removed from office, with or without cause, by a vote of the holders of a majority of the shares of the Corporation’s voting stock. Notwithstanding the foregoing, if a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If any directors are so removed, new directors may be elected at the same meeting by such voting group of shareholders entitled to elect such director. Notice of a shareholders’ meeting to remove any director shall state that the purpose, or one (1) of the purposes, of the meeting is removal of the director and shall otherwise be governed by Section 5 of Article 2.
     Vacancies. Except as otherwise provided in the Articles of Incorporation, a vacancy occurring in the Board of Directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by a majority of the remaining directors or by the sole director remaining in office. Subject to the requirements of applicable law and these Bylaws, the shareholders may elect a director at any time to fill a vacancy not filled by the directors. A director elected to fill a vacancy shall be elected to serve until the next annual shareholders’ meeting at which directors are elected.
     Compensation. The directors shall not receive compensation for their services as such, except that by resolution of the Board of Directors or by a committee established for such purpose, the directors may be paid fees, which may include but are not restricted to fees for attendance at meetings of the Board or of a committee, and they may be reimbursed for expenses of attendance. Any director may serve the Corporation in any other capacity and receive compensation therefor.
     Nomination of Directors. Subject to any rights of holders of preferred shares, only persons who are nominated in accordance with the procedures set forth in this Section 6 shall be eligible for election as directors. Nomination for election of any person to serve as a director shall be made by the Board of Directors or a nominating committee of the Board of Directors. Nomination for election of any person to serve as a director may also be made by a shareholder if such nomination is made in compliance with the procedure set forth in this Section 6. Notice of nominations made by shareholders entitled to vote for the election of directors shall be received in writing by the Secretary not less than fifty (50) nor more than seventy-five (75) days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last meeting of shareholders called for the election of directors. Each notice shall set forth (i) the name, age, business address, residence address (if known), social security number (if known) and telephone number of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the nominee’s qualifications to serve as director, (iv) an executed written consent of the nominee to serve as a director of the Corporation if so elected, (v) the number and class of capital shares of the Corporation beneficially owned by each such nominee, (vi) the name and record address of the shareholder making the nomination, (vii) the class, series, and number of the Corporation’s shares that are owned of record or beneficially by the shareholder making the nomination, (viii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the nominees, (ix) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and (x) any material interest of the shareholder in the proposed nomination. The Secretary shall deliver all such notices to the Corporation’s nominating committee, or such other committee as may be appointed by the Board of Directors from time to time for the purpose of recommending to the Board of Directors candidates to serve as director or, in the absence of such other committee, to the Board of Directors, for review. The nominating committee or such other committee shall thereafter make its recommendation with respect to nominees to the Board of Directors, and the Board of Directors shall thereafter make its determination as to whether such candidate should be nominated for election as director. The Chairman of any meeting of shareholders called for election of directors may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 6 regarding nominations of directors and the provisions of Article 2, Section 2 regarding shareholder proposals, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 6 and Article 2, Section 2.

     Communications with Directors. Shareholders may communicate with the Board of Directors of the Corporation on any matter pursuant to this Section 7 other than the proposal for business at a shareholders’ meeting (which is governed by Article 2, Section 2) and the nomination of directors (which is governed by Article 3, Section 6) by writing to the Chairman of the Board of Directors through the Secretary of the Corporation. If a response on behalf of the Board of Directors or an individual director is appropriate, the Chairman or another appropriate director will gather any information and documentation necessary for responding to the communication and will provide, or will direct another appropriate Board member to provide, such information, documentation and response to the shareholder.
     Evaluation of Business Combinations. The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another Corporation or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.
Meetings of Directors
     Annual and Regular Meetings. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders (or as soon thereafter as is practicable). The Board of Directors may by resolution provide for the holding of regular meetings of the Board on specified dates and at specified times. Notice of regular meetings held at the principal office of the Corporation and at the usual scheduled time shall not be required. If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on a date designated in the notice of the meeting during either the same week in which the regularly scheduled date falls or during the preceding or following week. Regular meetings of the Board shall be held at the principal office of the Corporation or at such other place as may be designated in the notice of the meeting.
     Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or any two (2) directors. Such meetings may be held at the time and place designated in the notice of the meeting.
     Notice of Meetings. Unless the Articles of Incorporation or these Bylaws provide otherwise, the annual and regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Secretary or other person or persons giving notice of a regular meeting to be held on a date other than the usual scheduled time or a special meeting shall give notice by any usual means of communication to be sent at least two (2) days before the meeting if notice is sent by means of telephone, telecopy, electronic mail, or personal delivery and at least five (5) days before the meeting if notice is sent by mail. A director’s attendance at, or participation in, a meeting for which notice is required shall constitute a waiver of notice, unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
     Quorum. Except as otherwise provided in the Articles of Incorporation, a quorum for the transaction of business at a meeting of the Board of Directors consists of a majority of the number of directors prescribed at the time of the meeting by the Board of Directors or shareholders; provided, however, that if no such number is prescribed, a majority of the directors in office shall constitute a quorum.

     Manner of Acting. Except as otherwise provided in the Articles of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken is deemed to have assented to the action taken unless the director objects at the beginning of the meeting (or promptly upon arrival) to holding, or transacting business at, the meeting, or unless the director’s dissent or abstention is entered in the minutes of the meeting or unless the director shall file written notice of his or her dissent or abstention to such action with the presiding officer of the meeting before its adjournment or with the Corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not apply to a director who voted in favor of such action.
     Action Without Meeting. Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken without a meeting is effective when the last director signs the consent, unless the consent specifies a different effective date. A director’s consent to action taken without a meeting may be in electronic form and delivered by electronic means.
     Meeting by Communications Device. Unless otherwise provided in the Articles of Incorporation, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
Committees
     Election and Powers. Unless the Articles of Incorporation provide otherwise, upon the recommendation of the Chairman, the Board of Directors may create one (1) or more committees and appoint two (2) or more directors to serve at the pleasure of the Board on each such committee. The creation of any such committee and the appointment of members to it must be approved by a majority of all of the directors in office when such action is taken. To the extent specified by the Board of Directors or in the Articles of Incorporation, each committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, except that no committee shall have authority to do the following:
     Authorize distributions;
     Approve or propose to shareholders action required to be approved by shareholders under the North Carolina Business Corporation Act;
     Fill vacancies on the Board of Directors or on any of its committees;
     Amend the Articles of Incorporation;
     Adopt, amend or repeal these Bylaws;

     Approve a plan of merger not requiring shareholder approval;
     Authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or
     Authorize or approve the issuance, sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.
     Removal; Vacancies. Any member of a committee may be removed by the Board at any time with or without cause, and vacancies in the membership of a committee by means of death, resignation, disqualification or removal shall be filled by the Board of Directors upon the recommendation of the Chairman.
     Meetings. The provisions of Article 4 governing meetings of the Board of Directors, action without meeting, notice, waiver of notice and quorum and voting requirements shall apply to the committees of the Board and its members.
     Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the Board of Directors at or before the next meeting of the Board.
Officers
     Titles. The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer (who shall act as the Treasurer) and may include a Vice Chairman of the Board of Directors, one (1) or more Executive Vice Presidents, one (1) or more additional Vice Presidents, a Controller, one (1) or more Assistant Secretaries, one (1) or more Assistant Controllers, and such other officers as shall be deemed necessary. The officers shall have the authority and perform the duties as set forth herein or as from time to time may be prescribed by the Board of Directors or by the Chief Executive Officer (to the extent that the Chief Executive Officer is authorized by the Board of Directors to prescribe the authority and duties of officers). Any two (2) or more offices may be held by the same individual, but no officer may act in more than one (1) capacity where action of two (2) or more officers is required.
     Election; Appointment. The officers of the Corporation shall be elected from time to time by the Board of Directors or appointed from time to time by the Chief Executive Officer (to the extent that the Chief Executive Officer is authorized by the Board to appoint officers).
     Removal. Any officer may be removed by the Board at any time with or without cause whenever in its judgment the best interests of the Corporation will be served, but removal shall not itself affect the officer’s contract rights, if any, with the Corporation.
     Vacancies. Vacancies among the officers may be filled and new offices may be created and filled by the Board of Directors, or by the Chief Executive Officer (to the extent authorized by the Board).
     Compensation. The compensation of the officers shall be fixed by resolution of the Board of Directors or by a committee established for such purpose.

     Chairman of the Board of Directors. The Chairman of the Board of Directors, if such officer is elected, shall preside at meetings of the Board of Directors and shall have such other authority and perform such other duties as the Board of Directors shall designate.
     Chief Executive Officer. The Chief Executive Officer of the Corporation shall be elected annually by the Board of Directors and may hold either or both of the titles of Chairman and President. The Chief Executive Officer shall have overall responsibility and authority for administering the affairs of the Corporation. The Chief Executive Officer shall exercise all of the powers customarily exercised by a Chief Executive Officer of any Corporation by whatever name called unless expressly limited by the Board of Directors. All officers of the Corporation shall report to the Chief Executive Officer to the extent that the Chief Executive Officer may require. The Chief Executive Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these Bylaws.
     President. The President shall be in general charge of the affairs of the Corporation in the ordinary course of its business. The President may perform such acts, not inconsistent with applicable law or the provisions of these Bylaws, as may be performed by the President of a Corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Corporation. The President shall exercise the powers of the Chief Executive Officer during the Chief Executive Officer’s absence or inability. The President shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these Bylaws.
     Executive Vice Presidents and Vice Presidents. The Executive Vice President, if such officers are elected, shall exercise the powers of the President during the President’s absence or inability to act in the order of seniority established by the Board of Directors or a committee thereof. In default of the President and all Executive Vice Presidents, any other Vice President may exercise the powers of the President. Any action taken by a Vice President in the performance of the duties of the President shall be presumptive evidence of the absence or inability to act of the President at the time the action was taken. The Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board of Directors or by the Chief Executive Officer (to the extent that the Chief Executive Officer is authorized by the Board of Directors to prescribe the authority and duties of other officers).
     Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and of the Board of Directors and shall give all notices required by law and by these Bylaws. The Secretary shall have general charge of the corporate books and records and shall have the responsibility and authority to maintain and authenticate such books and records. The Secretary shall have general charge of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep at the principal office of the Corporation a record of shareholders, showing the name and address of each shareholder and the number and class of the shares held by each. The Secretary shall sign such instruments as may require the signature of the Secretary, and in general shall perform the duties incident to the office of Secretary and such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer (to the extent that the Chief Executive Officer is authorized by the Board of Directors to prescribe the authority and duties of other officers).
     Assistant Secretaries. Each Assistant Secretary, if such officer is elected, shall have such powers and perform such duties as may be assigned by the Board of Directors or the Chief Executive Officer (if authorized by the Board of Directors to prescribe the authority and duties of other officers), and the Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability to act.

     Chief Financial Officer. The Chief Financial Officer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. The Chief Financial Officer shall keep full and accurate accounts of the finances of the Corporation, which may be consolidated or combined statements of the Corporation and one (1) or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. The Corporation shall mail the annual financial statements, or a written notice of their availability, to each shareholder within one hundred twenty (120) days of the close of each fiscal year. The Chief Financial Officer shall in general perform all duties incident to the office and such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer (to the extent that the Chief Executive Officer is authorized by the Board of Directors to prescribe the authority and duties of other officers).
     Controller and Assistant Controllers. The Controller, if such office is elected, shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors or the Chief Executive Officer (to the extent that the President is authorized by the Board of Directors to prescribe the authority and duties of other officers) shall designate. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors or the Chief Executive Officer (to the extent that the Chief Executive Officer is authorized by the Board of Directors to prescribe the authority and duties of other officers), and the Assistant Controllers shall exercise the powers of the Controller during that officer’s absence or inability to act.
     Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the shareholders of any Corporation in which the Corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the Corporation might have possessed and exercised if present. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.
Capital Stock
     Section 1. Certificate For Shares. The Board of Directors may authorize the issuance of some or all of the shares of the Corporation’s classes or series without issuing certificates to represent such shares (i.e. book entry form). If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the Corporation. When shares are represented by certificates, the Corporation shall issue and deliver, to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by him. When shares are not represented by certificates and ownership is recorded in book entry form, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates. Shares represented by certificates may become held in book entry form upon surrender of such certificates to the Corporation in compliance with N.C. Gen. Stat. § 55-6-26.

     Section 2. Stock Transfer Books; Transfer Agent and Registrar. The Corporation shall keep or cause to be kept a book or set of books, to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by him. Transfers of shares of the Corporation shall be made only on the stock transfer books of the Corporation (i) by the holder of record thereof or by his, her or its legal representative, who shall provide proper evidence of authority to transfer; (ii) by his or her attorney authorized to effect such transfer by power of attorney duly executed and filed with the Secretary; and (iii) on surrender for cancellation of the certificate for such shares (if the shares are represented by certificates).
The Board of Directors may direct the Corporation to maintain in North Carolina or elsewhere one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of stock certificates. No certificates for shares of stock in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar.
     Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofor issued by the Corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his, her or its legal representative, give the Corporation a bond in such sum and with such surety or other security as the Board of Directors may direct as indemnification against any claims that may be made against the Corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the Board of Directors the circumstances justify omission of a bond.
     Section 4. Distribution or Share Dividend Record Date. The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it shall be the date the Board of Directors authorizes the distribution or share dividend.
     Section 5. Holders of Record. Except as otherwise required by law, the Corporation may treat the person in whose name shares stand of record on its books as the absolute owner of such shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers, and privileges of ownership of such shares.
     Section 6. Shares Held by Nominees. The Corporation shall recognize a beneficial owner of shares registered in the name of the nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the Corporation, signed by the nominee, indicating the following: (i) the name, address, and taxpayer identification number of the nominee; (ii) the name, address, and taxpayer identification number of the beneficial owner; (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder; and (iv) the purposes for which the beneficial owner shall be recognized as the shareholder.
     The purposes for which the Corporation shall recognize the beneficial owner as the shareholder may include the following: (i) receiving notice of, voting at, and otherwise participating in shareholders’ meetings; (ii) executing consents with respect to the shares; (iii) exercising dissenters’ rights under the North Carolina Business Corporation Act; (iv) receiving distributions and share dividends with respect to the shares; (v) exercising inspection rights; (vi) receiving reports, financial statements, proxy statements, and other communications from the Corporation; (vii) making any demand upon the Corporation required or permitted by law; and (viii) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

     The certificate shall be effective ten (10) business days after its receipt by the Corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.
     If the certificate affects less than all of the shares registered in the name of the nominee, the Corporation may require the shares affected by the certificate to be registered separately on the books of the Corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.
     Section 7. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.
Indemnification
     Indemnification Provisions. Any person who at any time serves or has served as a director or officer of the Corporation or of any wholly owned subsidiary of the Corporation, or in such capacity at the request of the Corporation for any other foreign or domestic Corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of the Corporation or of any wholly owned subsidiary thereof (a “Claimant”), shall have the right to be indemnified and held harmless by the Corporation to the fullest extent from time to time permitted by law against all liabilities and litigation expenses (as hereinafter defined) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, including all appeals therefrom (a “proceeding”), arising out of that person’s status as such or that person’s activities in any such capacity; provided, however, that such indemnification shall not be available with respect to (a) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy or (b) any liabilities or litigation expenses incurred on account of any of the Claimant’s activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of the Corporation.
     Definitions. As used in this Article 8, (a) “liabilities” shall include, without limitation, (1) payments to satisfaction of any judgment, money decree, excise tax, fine or penalty for which Claimant had become liable in any proceeding and (2) payments in settlement of any such proceeding subject, however, to Section 3 of this Article; (b) “litigation expenses” shall include, without limitation, (1) reasonable costs and expenses and attorneys’ fees and expenses actually incurred by the Claimant in connection with any proceeding and (2) reasonable costs and expenses and attorneys’ fees and expenses in connection with the enforcement of rights to the indemnification granted hereby or by applicable law, if such enforcement is successful in whole or in part; and (c) “disinterested directors” shall mean directors who are not party to the proceeding in question.
     Settlements. The Corporation shall not be liable to indemnify the Claimant for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent. The Corporation will not unreasonably withhold its consent to any proposed settlement.

     Litigation Expense Advances.
     Except as provided in subsection (b) below, any litigation expenses shall be advanced to any Claimant within thirty (30) days of receipt by the Secretary of the Corporation of a demand therefor, together with an undertaking by or on behalf of the Claimant to repay to the Corporation such amount unless it is ultimately determined that the Claimant is entitled to be indemnified by the Corporation against such expenses. The Secretary shall promptly forward notice of the demand and undertaking immediately to all directors of the Corporation.
     Within ten (10) days after mailing of notice to the directors pursuant subsection (a) above, any disinterested director may, if desired, call a meeting of disinterested directors to review the reasonableness of the expenses so requested. No advance shall be made if a majority of the disinterested directors affirmatively determines that the item of expense is unreasonable in amount; but if the disinterested directors determine that a portion of the expense item is reasonable, the Corporation shall advance such portion.
     Approval of Indemnification Payments. Except as provided in Section 4 of this Article, the Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by Section 1 of this Article, including, without limitation, making a good faith evaluation of the manner in which the Claimant acted and of the reasonable amount of indemnity due the Claimant. In taking any such action, any Claimant who is a director of the Corporation shall not be entitled to vote on any matter concerning such Claimant’s right to indemnification.
     Suits by Claimant. No Claimant shall be entitled to bring suit against the Corporation to enforce his or her rights under this Article until sixty (60) days after a written claim has been received by the Corporation, together with any undertaking to repay as required by Section 4 of this Article. It shall be a defense to any such action that the Claimant’s liabilities or litigation expenses were incurred on account of activities described in clause (b) of Section 1, but the burden of proving this defense shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of the action to the effect that indemnification of the Claimant is proper in the circumstances, nor an actual determination by the Corporation that the Claimant had not met the standard of conduct described in clause (b) of Section 1, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.
     Consideration; Personal Representatives and Other Remedies. Any person who, during such time as this Article 8 or corresponding provisions of predecessor Bylaws is or has been in effect, serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing so or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein or therein. The right of indemnification provided herein or therein shall inure to the benefit of the legal representatives of any person who qualifies or would qualify as a Claimant hereunder, and the right shall not be exclusive of any other rights to which the person or legal representative may be entitled apart from this Article.
     Scope of Indemnification Rights. Except as otherwise set forth in these Bylaws, or as otherwise required by law, the rights granted herein shall not be limited by the provisions of Section 55-8-51 of the General Statutes of North Carolina or any successor statute.
     Extension of Indemnification Rights to Additional Employees. The Board of Directors may, from time to time as it deems appropriate, extend the indemnification rights provided by this Article 8 on terms consistent with this Article 8 to any person other than a director or officer who serves or who has served as an employee or agent of the Corporation or of any wholly owned subsidiary of the Corporation, or in such capacity at the request of the Corporation for any other foreign or domestic Corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of the Corporation or of any wholly owned subsidiary thereof.
Emergency Bylaws

     Effectiveness. Notwithstanding any other provisions of these Bylaws or the Articles of Incorporation of the Corporation, the emergency Bylaws provided in this Article 9 shall be effective during any emergency resulting from a military or terrorist attack on the United States or on a locality in which the Corporation conducts its principal business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any other catastrophic event or similar emergency, as a result of which a quorum of the Board of Directors, or of the executive committee of the Board of Directors, if any, cannot readily be assembled for action. To the extent not inconsistent with the provisions of the emergency Bylaws in this Article 9, the provisions of the regular Bylaws shall remain in effect during such emergency. Upon termination of the emergency, the emergency Bylaws in this Article 9 shall cease to be effective.
     Board Meetings. During any such emergency, a meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach at the time by any available means of communication, including publication, television or radio. Such advance notice shall be given as, in the judgment of the person calling the meeting, circumstances permit. At any such meeting of the Board of Directors, a quorum shall consist of a majority of the number of directors prescribed at the time of the meeting by the Board of Directors or shareholders; provided, however, that if no such number is prescribed, a majority of the directors in office shall constitute a quorum. To the extent required to constitute a quorum at the meeting, the officers present shall be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting. The Board of Directors may take any action at any such meeting which it deems necessary for managing the Corporation during the emergency.
     Principal Office. During the emergency, the Board of Directors may change the principal office of the Corporation or designate several alternative principal officers, or authorize the officers to do so, which change or designation shall last for the duration of the emergency.
     Specific Powers. Without limiting the generality of the foregoing, the Board of Directors, acting pursuant to Section 2 of this Article 9, is authorized to make all necessary determinations of fact regarding the extent and severity of the emergency and the availability of members of the Board; to designate and replace officers, agents and employees of the Corporation and otherwise provide for continuity of management; and to adopt rules of procedure and fill vacancies in the Board of Directors.
     Nonexclusive Powers. The emergency powers provided in this Article 9 shall be in addition to any powers provided by law.
General Provisions
     Dividends and Other Distributions. The Board of Directors may from time to time declare, and the Corporation may pay or make, dividends and other distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by law.
     Seal. The seal of the Corporation, if the Board of Directors determines to adopt one, shall be in the form approved by the Board of Directors.

     Waiver of Notice. Whenever notice is required to be given to a shareholder, director or other person under the provisions of these Bylaws, the Articles of Incorporation or by applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the date and time stated in the notice, and delivered to the Corporation shall be equivalent to giving the notice.
     Checks. All checks, drafts or orders for the payment of money shall be signed by the officer or officers or other individuals that the Board of Directors may from time to time designate.
     Bond. The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required
     Fiscal Year. The fiscal year of the Corporation shall be the calendar year.
     Amendments. Notwithstanding anything herein to the contrary, the Corporation’s shareholders may amend or repeal the Corporation’s any one or more of these Bylaws even though these Bylaws may also be amended or repealed by its Board of Directors. The Board of Directors may amend or repeal these Bylaws, subject to the following:
     The Board of Directors may not amend these Bylaws to the extent otherwise provided in the Articles of Incorporation, a Bylaw adopted by the shareholders or by the North Carolina Business Corporation.
     A Bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the Board of Directors if neither the Articles of Incorporation nor a Bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular Bylaw or these Bylaws generally.
     A Bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be amended or repealed:
     (i) If originally adopted by the shareholders, only by the shareholders, unless such bylaw as originally adopted by the shareholders provides that such bylaw may be amended or repealed by the Board of Directors; or
     (ii) If originally adopted by the Board of Directors, either by the shareholders or by the Board of Directors.
A Bylaw that fixes a greater quorum or voting requirement for the Board of Directors may not be adopted by the Board of Directors by a vote less than a majority of the directors then in office and may not itself be amended by a quorum or vote of the directors less than the quorum or vote prescribed in such bylaw or prescribed by the shareholders.
Anti-Takeover Statutes
     The provisions of Article 9 of the North Carolina Business Corporation Act shall not be applicable to the Corporation.